Exhibit 99.2

COLLATERAL PLEDGE, SECURITY AND MANAGEMENT AGREEMENT

     This COLLATERAL PLEDGE, SECURITY AND MANAGEMENT AGREEMENT (as hereafter amended, modified or supplemented, this “Agreement”) is made as of October 13, 2006, by and among XL CAPITAL ASSURANCE INC., a New York corporation (together with its permitted successors and assigns, “XLCA”), XL ASSET FUNDING COMPANY I LLC, a Delaware limited liability company (together with its successors and assigns, the “Investment Agreement Provider”), XL LIFE AND ANNUITY HOLDING COMPANY, a Delaware corporation (together with its successors and assigns, the “Holding Company”), and MELLON BANK, N.A. as collateral agent hereunder (together with its successors and assigns, the “Collateral Agent”). Capitalized terms not defined herein shall have the meaning assigned to them in the Insurance and Indemnity Agreement between XLCA the Investment Agreement Provider and Holding Company dated as of October 13, 2006 (as same may be amended from time to time, the “Insurance Agreement”).

RECITALS

     WHEREAS, the Provider Entities have requested that XLCA issue financial guaranty insurance policies guaranteeing certain required payments under all Qualified Investment Agreements upon the terms and subject to the conditions provided in the Insurance Agreement the provision of certain Collateral and the administration of the funds and accounts;

     WHEREAS, the Investment Agreement Provider is pledging the Collateral to XLCA as security for its obligations under the Insurance Agreement and the other Related Documents; and

     WHEREAS, as a condition precedent to XLCA’s entering into the Insurance Agreement, the Investment Agreement Provider will herein agree to deposit Collateral with the Collateral Agent to secure its obligations under the Insurance Agreement, and the Holding Company will agree to contribute certain funds to the Investment Agreement Provider.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     Section 1. Appointment of Collateral Agent. XLCA hereby appoints and designates Mellon Bank, N.A., (together with its successors and assigns, the “Collateral Agent”) as a collateral agent for the purposes of holding the Collateral, and the Collateral Agent does hereby accept such appointment under the terms and conditions set forth herein.

     Section 2. Holding of Funds. During the term hereof, the Investment Agreement Provider shall deposit all Cash Assets (other than Required Third Party Collateral) and the Holding Company shall deposit the Required Over Collateralization Deposits and any other contributions to the Investment Agreement Provider with the Collateral Agent in each case to be held by the Collateral Agent hereunder in the Collateral Account in accordance with the terms hereof and the Securities Account Control Agreement. All Cash Assets shall be invested by the

Investment Agreement Provider only in accordance with the terms hereof and shall be transferred between accounts and released only as herein provided and the Securities Account Control Agreement.

      Section 3. Establishment of Accounts.

          (a) There are hereby established the accounts set forth on Schedule I (collectively referred to as the “Collateral Account”) to be operated and maintained exclusively for the benefit of XLCA, in accordance with the terms hereof.

          (b) The account set forth on Schedule I entitled “Transfer #XAFF50053502” is hereinafter referred to as the “Operating Collateral Account”.

     Section 4. Cash Assets. The Collateral Agent shall hold, subject to the terms and conditions hereof, the Deposited Assets in the Eligible Investments and United States Currency delivered to it or as instructed to be held by it by the Investment Agreement Provider or XLCA as provided herein in accordance with Section 12 hereof and the Securities Account Control Agreement.

      Section 5. Deposits in Collateral Account. The parties hereto acknowledge and agree that on September 30, 2006, the Collateral Account contains the amounts set forth on Schedule I.

      Section 6. [RESERVED]

     Section 7. Deposit of Amounts Received by Investment Agreement Provider. Prior to the termination of this Agreement, all Cash Assets received by the Investment Agreement Provider (including, without limitation, amounts released from any account holding Required Third Party Collateral) or contributed directly by Holding Company which do not constitute Required Third Party Collateral, shall be deposited into the Operating Collateral Account and then may be deposited into the Collateral Account; provided, however, that if the date of deposit is a Valuation Date, and the Value of the Cash Assets held in the Collateral Account exceeds the Required Collateral Amount on such date (as certified in accordance with Section 10 hereof), then the Investment Agreement Provider may elect to deposit such funds to any Collateral Accounts or any other account which is not a Collateral Account.

     Section 8. Operating Collateral Account.

          (a) The Collateral Agent shall accept deposits of Cash Assets to the Operating Collateral Account only in accordance with the provisions in Sections 5 and 7 hereof. Subject to Section 15 hereof, Cash Assets may be transferred by the Collateral Agent from such other Collateral Accounts to the Operating Collateral Account on any date as directed by the Investment Agreement Provider. Such amounts may be deposited to the Operating Collateral Account to the extent necessary to facilitate disbursement for the purposes permitted by Section 11 hereof.

           (b) [RESERVED].

          (c) In addition, the Investment Agreement Provider may at any time direct the Collateral Agent to, and the Collateral Agent may thereafter, transfer Cash Assets from the Operating Collateral Account to the other Collateral Accounts.

          (d) Except for transfers between the Collateral Accounts, Cash Assets may be disbursed upon direction of the Investment Agreement Provider from the Collateral Account only for the following purposes and only in accordance with the priorities set forth in Section 11 hereof:

          (i) to pay amounts due and payable under a (i) Qualified Investment Agreement (ii) derivatives for hedging purposes or (iii) investments or other products approved by XLCA in accordance with the provisions of Section 11 hereof;

          (ii) to reimburse XLCA for any payment pursuant to a Policy or for any other amounts required to be reimbursed pursuant to the Insurance Agreement, all in accordance with the provisions of the Insurance Agreement and Section 11 hereof;

          (iii) to transfer to the appropriate agent amounts to be deposited and held as Required Third Party Collateral in accordance with Section 11 hereof or in accordance with Section 3.12 of the insurance agreement.

          (iv) to pay any day any Permitted Fees and Expenses as the same become due and payable in accordance with Section 11 hereof;

          (v) to pay on any day any Indebtedness of the Investment Agreement Provider in accordance with Section 11 hereof; and

          (vi) on any Monthly Valuation Date following all transfers necessary to maintain the Required Collateral Amount, so long as no Event of Default has occurred and is continuing, and if a Notice of Distribution has been given to XLCA of the same, to make a distribution to the Holding Company in accordance with Section 11 hereof.

          (e) Upon the occurrence and during the continuation of an Event of Default in accordance with the Securities Account Control Agreement, XLCA may deliver notice to the Collateral Agent to the effect that XLCA will exercise all of its rights hereunder, the Securities Account Control Agreement, and the Insurance Agreement, including investment and voting rights under Section 12(f) and section 12 (g) hereof.

      Section 9. Collateral Account.

          (a) Except as specifically directed by the Investment Agreement Provider or in accordance with Sections 7 and 8 hereof, the Collateral Agent shall immediately deposit all Cash Assets received from the Investment Agreement Provider, or transferred from the Operating Collateral Account, or contributed directly by the Holding Company in the appropriate Collateral Account in accordance with the terms of this Agreement.

          (b) All Cash Assets held in or for the credit of the Collateral Account constitute Collateral pledged by the Investment Agreement Provider to XLCA as security for its obligations under the Related Documents. Subject to Section 15, Cash Assets may be transferred by the Collateral Agent from the other Collateral Accounts to the Operating Collateral Account only as directed by the Investment Agreement Provider.

          (c) In addition, so long as the requirements of Section 11 are met, Cash Assets in the Collateral Account may be withdrawn at the direction of the Investment Agreement Provider.

      Section 10. Valuation; Valuation Reports.

          (a) (i) The Investment Agreement Provider shall deliver on or before the 15th day of each month a written report (the “Monthly Valuation Report”) to XLCA, the Holding Company and the Collateral Agent showing (and certifying, as of the most recent Monthly Valuation Date): (i) the Value of all Cash Assets held in the Collateral Accounts, and (ii) the Required Collateral Amount in accordance with Section 12 hereof. Such report shall specifically indicate whether the Over Collateralization Percentage has been met, the amount of any Collateral Shortfall and the amount by which such Collateral Shortfall exceeds the Value of the Deposited Assets, which excess amount shall be shown as a “Required Over Collateralization Deposit.”

          (ii) At any time XLCA’s consent or direction is required to make any disbursement from the Collateral Account other than as provided in this Agreement, the Investment Agreement Provider may deliver a written report (a “Special Valuation Report”) to XLCA, the Holding Company and the Collateral Agent showing (and certifying, as of the date specified thereon) (each a “Special Valuation Date”): (i) the Value of all Cash Assets held in the Collateral Accounts, and (ii) the Required Collateral Amount in accordance with Section 12 hereof. Such report shall specifically indicate whether the Over Collateralization Percentages have been met, the amount of any Collateral Shortfall and the amount by which such Collateral Shortfall exceeds the Value of Cash Assets available which excess amount shall be shown as a “Required Over Collateralization Deposit.”

          (b) Within fifteen (15) Business Days of delivery of any Valuation Report, the Holding Company shall deliver to the Collateral Agent, for deposit to the Collateral Account, the Required Over Collateralization Deposit, and the Collateral Agent shall deposit the same, together with any other Cash Assets received from the Holding Company or the Investment Agreement Provider, if any, to the Collateral Account in order to eliminate the Collateral Shortfall. The Investment Agreement Provider shall immediately notify all parties hereto by telephone and facsimile or electronic communication if it does not have sufficient funds to eliminate the Collateral Shortfall on such date.

          (c) Promptly following (but in any event within one (1) Business Day of the deposits required (b) above) the deposits and transfers, if any, required pursuant to (b) above, upon its receipt of: (i) written confirmation from the Investment Agreement Provider that no Event of Default has occurred or, but for the giving of notice or the passage of time, or both, would have occurred, hereunder or under the Insurance Agreement, and (ii) written specifications as to the Cash Assets to be transferred, the Collateral Agent shall transfer amounts in the Collateral Account in excess of the Required Collateral Amount as directed by the Investment Agreement Provider.

          (d) Promptly following all deposits and transfers made following the delivery of a Monthly Valuation Report or a Special Valuation Report (and in any event within two (2) Business Days of receipt of such Report), the Investment Agreement Provider, in consultation with the Collateral Agent, shall certify whether the Required Collateral Amount is on deposit in the Collateral Account and whether, in the case of a Monthly Valuation Report, the Over Collateralization Percentages have been met.

          Section 11. Application of Cash Assets in the Collateral Accounts.

          (a) The Investment Agreement Provider, subject to Section 8 (e), is hereby authorized and directed to apply all Cash Assets in the Collateral Account for the purposes permitted under Section 8 hereof in the following order of priority to the extent Cash Assets in the Collateral Account are available, as follows:

          (i) on any day, first, to pay any and all amounts due and payable under (i) any Qualified Investment Agreement (ii) derivatives for hedging purposes or (iii) investments or other products approved by XLCA;

          (ii) on any day, second, to transfer to the appropriate agent amounts to be deposited and held as Required Third Party Collateral or in accordance with Section 3.12 of the Insurance Agreement;

          (iii) on any day, third, to reimburse XLCA for any payment pursuant to a Policy or for any other amounts required to be reimbursed pursuant to the Insurance Agreement;

          (iv) fourth, on any day to pay Permitted Fees and Expenses then due and payable;

          (v) fifth, on any Monthly Distribution Date to pay any Indebtedness or other obligation of the Investment Agreement Provider; and

          (vi) sixth, on any Monthly Distribution Date; following all transfers required in Section 10 hereof, so long as no Event of Default has occurred and is continuing, to make a distribution to the Holding Company; and

          (b) Upon the occurrence and during the continuation of an Event of Default hereunder, XLCA may apply Collateral to any of the purposes permitted, in such order as it may elect.

      Section 12. Investment and Valuation; Non Performing Assets; Records; Report.

           (a) Cash Assets held hereunder may be invested only in Eligible Investments or held uninvested as United States Currency. Any Cash Asset delivered to the Collateral Agent for deposit to the Collateral Account shall be either delivered as United States Currency or as Eligible Investments free and clear of all Liens (other than the Lien of this Agreement).

          (b) On any Valuation Date, the Value of Cash Assets held hereunder and the value of the Required Collateral Amount shall be determined by the Investment Agreement Provider in the manner set forth on Exhibit A hereto; provided, however, that for purposes of determining the Value of Cash Assets held in the Collateral Account, Non Performing Assets shall be treated as having a Value of $0.00. The Investment Agreement Provider shall provide a list of all Non Performing Assets on each Monthly Valuation Date, and on each other Valuation Date on which deposits and transfers to the Collateral Account are required in order to meet the Required Collateral Amount.

          (c) Each Value of Cash Assets and each Required Collateral Amount determined by the Investment Agreement Provider on any Valuation Date shall, in the absence of manifest error or notification by XLCA of a dispute relating thereto, be conclusive and binding upon the parties hereto for all purposes of this Agreement and the Insurance Agreement, and the parties hereto shall be entitled at any time to rely upon the Required Collateral Amount most recently determined for the purposes of this Agreement and the Insurance Agreement.

          (d) Upon delivery to and receipt by the Collateral Agent of any Cash Asset for deposit in the Collateral Account, including without limitation, any Eligible Investment, the Collateral Agent shall make a proper notation on its books and records to credit the Collateral Account and identify the Collateral as being held in the Collateral Account by the Collateral Agent as custodian pursuant to this Agreement.

          (e) The Collateral Agent at close of business on each Valuation Date shall send to the other parties hereto written or electronic confirmation of what Eligible Investments were removed from or transferred between the Collateral Accounts, clearly identifying the Collateral by type, issuer, numbers, amounts, maturities and other descriptions customary in the custodial industry.

          (f) If (i) no Event of Default under this Agreement has occurred and is continuing, (or an event as to which the giving of notice or passage of time would be an Event of Default has occurred) or XLCA’s written consent has been obtained, and (ii) the Collateral Agent has not received notice to the contrary from XLCA pursuant to this Agreement, the Investment Agreement Provider or Portfolio Manager shall be entitled to direct the Collateral Agent to carry out buy and sell orders in relation to the Collateral and to thereby change the composition of the Collateral. The Collateral Agent is under no obligation to check whether any of the conditions specified in sub-clauses (i) or (ii) or this subsection have been met. The Investment Agreement Provider may direct the Collateral Agent to carry out buy and sell orders in relation to Cash Assets held in the Operating Account except during any period to which a notice received by the Collateral Agent pursuant to Section 8(e) hereof applies.

     (g) So long as no Event of Default hereunder has occurred and is continuing, the Investment Agreement Provider shall be entitled to vote or consent with respect to the Collateral, the Investment Agreement Provider shall be entitled to vote or consent with respect to any Cash Asset deposited in the Collateral Account) in any manner not inconsistent with this

Agreement or the Insurance Agreement to the extent the Collateral or Cash Asset carries any rights of voting or consent. The Investment Agreement Provider hereby grants to XLCA a proxy for the Collateral and the Cash Assets deposited to the Collateral Account, exercisable by XLCA automatically upon the occurrence of any such Event of Default, in the case of Collateral, or, in the case of other Cash Assets, which proxy is coupled with an interest and shall be irrevocable, and pursuant to which proxy XLCA shall be entitled to vote or consent in relation to the Collateral and the Cash Assets in the Collateral Account in its sole discretion. Upon XLCA’s request, the Investment Agreement Provider agrees to deliver to XLCA such further evidence of the grant of such proxy as XLCA may request from time to time.

          (h) In case at any time, or from time to time after the date hereof, the Investment Agreement Provider or the Collateral Agent, as the case may be, as record and/or beneficial owner of the Collateral, shall have received or shall become entitled to receive, any redemption, interest or other distributions, or shall be entitled to receive securities or other property (including, without limitation, cash) in respect of the Collateral, then and in each such case, such property shall promptly be delivered to the Collateral Agent for deposit into the Collateral Account, and held as part of the Collateral.

          (i) On the Business Day following each Monthly Valuation Date the Investment Agreement Provider shall deliver a report to XLCA and the Collateral Agent showing all account activity for the immediately preceding calendar month and indicating the Over Collateralization Percentage, the Required Collateral Amount, the Value of the Cash Assets and the Duration of Investment Agreement for all Qualified Investment Agreements and the Duration of the Portfolio.

     Section 13. Security Interest in Collateral; Control.

          (a) As security for the prompt and complete payment and performance when due of all obligations of the Investment Provider to XLCA hereunder and under the Related Documents, the Investment Provider hereby grants, bargains, assigns, transfers, conveys, mortgages and hypothecates to XLCA, a continuing first priority security interest in, to and under, the following property, whether now owned or hereafter acquired:

(i)	the Collateral Account and all securities, cash, investments or other financial assets now or hereafter credited thereto;

(ii)	all of the Investment Agreement Provider’s rights (but none of its obligations) under each Qualified Investment Agreement;

(iii)

all of the Investment Agreement Provider’s rights (but none of its obligations) under any International Swaps and Derivatives Association, Inc (“ISDA”) documentation and any rate swap, asset swap, liability swap, forward rate transaction, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap, currency option, credit protection transaction, credit swap, credit default swap, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending or borrowing transaction or forward purchase or sale of a security or other financial instrument or interest; and

(iv)	all income, payments and proceeds of the foregoing.

(the foregoing is collectively referred to as the “Collateral”).

          (b) Each of the Provider Entities severally shall, at its own expense, promptly take, or cause to be taken, such actions as may be necessary to (or as may be requested by XLCA and, in the reasonable judgment of XLCA, are necessary or desirable) to (i) create and maintain a valid and perfected Lien covering the Collateral and (ii) fully preserve and protect the first priority perfected security interest of XLCA in, and all rights of XLCA with respect to, the Collateral, including, without limitation, the execution and filing of all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve, protect and perfect fully the Lien of the Secured Party with respect to the Collateral and the maintenance of control (as defined in Articles 8 and 9 of the UCC) by the Collateral Agent in and to the Collateral Accounts. Without limitation of the foregoing, each of the Provider Entities, at its own expense, shall, upon the request of XLCA, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within thirty (30) days of such request, such amendments thereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Related Agreements or to protect the interest of XLCA in the Collateral free and clear of all Liens and restrictions on transferability, other than Permitted Liens. In addition, each of the Provider Entities agree to cooperate with the Rating Agencies in connection with any review of the Transaction which may be undertaken by the Rating Agencies after the date hereof.

          (c) The Investment Agreement Provider shall cause an opinion of counsel reasonably satisfactory in form and substance to XLCA and to the effect that XLCA has a perfected security interest in the Collateral.

          (d) At all times during the term of this Agreement, the Collateral shall remain subject to the Securities Account Control Agreement. Notwithstanding the foregoing, the beneficial ownership of all Collateral and the income thereon shall remain with the Investment Agreement Provider at all times.

          (e) The Collateral Agent hereby accepts appointment as custodian of the Collateral Account and acknowledges that it has established and will maintain the Collateral Account in which it will hold Collateral as provided hereunder. The Collateral Agent agrees to note conspicuously in its books and records all Collateral now or hereafter held in the Collateral Account as property of the Investment Agreement Provider subject to the first perfected security interest of XLCA as provided by this Agreement. The Collateral Agent agrees to immediately notify XLCA of any third party claim of any interest in or pledge of the Collateral or any portion thereof.

          (f) The Collateral Agent shall not pledge, repledge, hypothecate, re-hypothecate, lend, relend or commingle the Collateral with other collateral, property or with its own assets. The Collateral Agent shall not have any interest or claim against the Collateral or the Collateral Account in any respect and waives any right of setoff relating thereto except for the items set forth in Section 14(f) hereof.

          (g) The Collateral Agent shall not enter into any other agreements with respect to the Collateral or the Collateral Account with any person or entity, other than a custody agreement with the Investment Agreement Provider, without the prior written consent of XLCA.

      Section 14. Concerning the Collateral Agent.

          (a) The Collateral Agent undertakes to perform only such duties as are expressly set forth herein. The Collateral Agent shall have no duties or responsibilities except as specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Collateral Agent.

          (b) The Collateral Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Collateral Agent shall be under no duty to inquire into or investigate the validity, accuracy or contents of any such document.

          (c) The duties and responsibilities of the Collateral Agent in its capacity as Collateral Agent hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied.

          (d) The Collateral Agent shall not be liable for any loss or damage, including counsel fees, resulting from its actions or omissions to act or otherwise, except for any such loss or damage arising out of its own gross breach, negligence or willful misconduct. The Collateral Agent shall have no obligation hereunder for costs, expenses, damages, liabilities or claims, including attorney’s fees, which are sustained or incurred solely by reason of any action or inaction by any clearing system. The Investment Agreement Provider agrees to indemnify the Collateral Agent and to hold it harmless against any and all costs, expenses, damages, liabilities or claims, including reasonable fees and expenses of counsel, which the Collateral Agent may sustain or incur or which may be asserted against the Collateral Agent by reason of or as a result of any action taken or omitted by the Collateral Agent in connection with operating under this Agreement or incurred by the Collateral Agent in a successful defense of claims except those costs, expenses, damages, liabilities or claims arising out of the gross breach, negligence or willful misconduct of the Collateral Agent or any of its employees. The Collateral Agent’s right to indemnification hereunder shall be enforceable against the Investment Agreement Provider directly, without any obligation to first proceed against any third party for whom the Investment Agreement Provider may act, and irrespective of any rights or recourse that the Investment Agreement Provider may have against any such third party. This indemnity shall be a continuing obligation of the Investment Agreement Provider notwithstanding the termination of this Agreement.

          (e) (i) The Collateral Agent shall be under no obligation to inquire into, and shall not be liable for the Value, title, validity or genuineness of the issue of any Collateral or any Cash Asset, the legality of the purchase or sale thereof, the propriety of the amount paid or received therefor, or the authority of any person to act on behalf of the other parties hereto with respect to the Operating Account, the Deposited Assets held in the Operating Account, the Collateral Account or the Collateral held in the Collateral Account.

          (ii) The Collateral Agent shall not be liable for any Cash Asset pursuant to this Agreement until such Cash Asset is received by the Collateral Agent or the Investment Agreement Provider has a securities entitlement with respect to the Cash Asset. Except for the performance of its duties hereunder, the Collateral Agent shall have no responsibility with respect to the validity or the perfection of the security interest created by this Agreement in favor of XLCA. The Collateral Agent shall not be under any duty or obligation to ascertain whether any Collateral or any other Cash Asset at any time delivered to or held by it hereunder may properly be held by the Investment Agreement Provider or XLCA or any entities for which either acts.

          (iii) The Collateral Agent shall not be under any duty or obligation to take action to effect collection of any amount if the Collateral or any other Deposited Asset upon which such amount is payable is in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by the Investment Agreement Provider or by XLCA and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

          (f) The Collateral Agent shall be entitled to receive, and the Investment Agreement Provider agrees to pay to the Collateral Agent, all out-of-pocket expenses and such compensation as may be agreed upon from time to time between the Collateral Agent and the Investment Agreement Provider.

          (g) The Collateral Agent shall be entitled to rely upon any certificate, written instruction or oral instruction received by the Collateral Agent and reasonably believed by the Collateral Agent to be duly authorized and delivered. The Investment Agreement Provider and XLCA agree to forward to the Collateral Agent written instructions confirming any and all oral instructions. Written instructions confirming oral instructions shall be received by the Collateral Agent by the close of business of the same day that such oral instructions are given to the Collateral Agent. The Investment Agreement Provider and XLCA agree that the fact that such confirming written instructions are not received by the Collateral Agent shall in no way affect the validity or enforceability of the transactions previously authorized.

          (h) The Investment Agreement Provider and XLCA, or their authorized representatives, shall have access to the Collateral Agent’s books and records maintained with respect to the Deposited Assets and the Collateral Account during the Collateral Agent’s normal business hours. Upon the reasonable request of the Investment Agreement Provider or XLCA, copies of any such books and records shall be provided by the Collateral Agent to the Investment Agreement Provider or XLCA and/or their authorized representatives, as the case may be, at the expense of the Investment Agreement Provider.

          (i) The Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control.

          (i) It is expressly agreed and acknowledged by the Investment Agreement Provider and XLCA that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the Investment Agreement Provider or XLCA hereunder (including the determination of Value or the Required Collateral Amount, or whether an Event of Default (or an event as to which the giving of notice or the passage of time or both would be an Event of Default) has occurred) nor is it assuming any credit risk associated with transactions hereunder, which liabilities and risks are the responsibility of the Investment Agreement Provider and XLCA; further, it is agreed that the Collateral Agent is not undertaking to make credit available to XLCA or the Investment Agreement Provider to enable them to complete transactions hereunder or under the Insurance Agreement.

          (k) The Collateral Agent may resign at any time as Collateral Agent hereunder by its delivery to the Investment Agreement Provider and XLCA of not less than 30 days’ prior written notice of resignation. In addition (i) upon any material breach of its duties hereunder by the Collateral Agent, XLCA may, on 30 days’ prior written notice to the Collateral Agent and the Investment Agreement Provider, remove the Collateral Agent from its position as Collateral Agent hereunder, and (ii) so long as no Event of Default shall have occurred and be continuing hereunder, the Investment Agreement Provider may on 30 days’ prior written notice to the Collateral Agent and XLCA and with the consent of XLCA (such consent not to be unreasonably withheld or delayed), remove the Collateral Agent from its position as Collateral Agent hereunder. Upon any such resignation or removal, the Investment Agreement Provider and XLCA shall together appoint a successor Collateral Agent whose appointment shall not adversely affect the perfection of XLCA’s interest in the Collateral. Until such time as a successor Collateral Agent is appointed, the Collateral Agent shall continue to serve as Collateral Agent hereunder and the provisions hereof shall remain in full force and effect, provided that the Collateral Agent shall be entitled to submit a petition to an appropriate court of law for the appointment of a successor. Upon acceptance by a qualified successor Collateral Agent of its appointment hereunder, the Collateral Agent shall deliver to such successor all Deposited Assets in its possession.

      Section 15. Defaults and Remedies.

          (a) Upon an Event of Default as defined in the Insurance Agreement, XLCA may exercise its remedies hereunder.

          (b) If an Event of Default has occurred and is continuing, XLCA may, in its discretion: (i) deliver a notice of exclusive control to the Collateral Agent with respect to the Collateral Account; (ii) cause the Collateral Account to be registered in its sole name or transfer the Collateral Account to another bank in its sole name; (iii) remove any Collateral from the Collateral Account and register such Collateral in its name or in the name of its broker/dealer, agent or nominee or any of their nominees; (iv) exchange evidences of ownership representing any of the Collateral for evidences of larger or smaller denominations; (v) exercise any voting, conversion, registration, purchase or other rights of a holder of any of the Collateral and any reasonable expense of such exercise shall be deemed to be an expense of preserving the value of such Collateral for the purposes of Section 5.1 below; (vi) collect, including by legal action, any notes, checks or other instruments for the payment of money included in the Collateral and compromise or settle with any obligor of such instruments; and (vii) perform or cause performance of any duty of the Investment Agreement Provider or the Holding Company hereunder, and the reasonable expenses of XLCA incurred in connection therewith shall be payable by the Investment Agreement Provider upon demand.

          (c) If notice of the time and place of any public sale of the Collateral or the time after which any private sale or other intended disposition is required by the Uniform Commercial Code, the Investment Agreement Provider acknowledges that ten (10) days advance notice thereof will be a reasonable notice. XLCA shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. XLCA may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. XLCA, or its designee, shall have the right to match or better any offer by an unrelated third party to purchase any investment if such investment is to be sold at a loss that exceeds $500,000. An investment in an obligation of particular maturity and of a particular obligor or in a class of stock of a particular company shall be considered a single investment for this purpose.

          (d) If, under the Uniform Commercial Code, XLCA may purchase any part of the Collateral, it may in payment of any part of the purchase price thereof, cancel any part of the obligations of Investment Agreement Provider to XLCA.

          (e) If any of the Collateral is sold on credit or for future delivery, it need not be retained by XLCA until the purchase price is paid and XLCA shall incur no liability if the purchaser fails to take up or pay for such collateral. In case of any such failure, such collateral may be sold again.

          (f) The Investment Agreement Provider shall execute and deliver to the purchasers of the Collateral all instruments and other documents necessary or proper to sell, convey, and transfer title to such Collateral and, if approval of any sale of Collateral by any governmental body or officer is required, the Investment Agreement Provider shall prepare or cooperate fully in the preparation of and cause to be filed with such governmental body or officer all necessary or proper applications, reports, and forms and do all other things necessary or proper to expeditiously obtain such approval.

          (g) Any cash held by XLCA as Collateral and all cash proceeds of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of XLCA, be held by XLCA as collateral for, or then or at any time thereafter be applied (after payment of any amounts payable to XLCA pursuant to Article 5 below) in whole or in part against, all or any part of the obligations of the Investment Agreement Provider in such order as XLCA may elect. Any surplus of such cash or cash proceeds held by XLCA and remaining after payment in full of all of XLCA's expenses hereunder and the obligations of the Investment Agreement Provider to XLCA shall be paid over to Investment Agreement Provider or to whomever may be lawfully entitled to receive such surplus.

     Section 16. Notices and Communications. All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, reputable overnight mail service, by receipted hand delivery or by facsimile provided that confirmation of effective transmission is received and provided further that a hard copy is sent the same day by either United States First Class Mail, reputable overnight delivery service or hand delivery, as follows:

XLCA:
XL Capital Assurance Inc.
1221 Avenue of the Americas
New York, NY 10020-1001
Attention: General Counsel and Surveillance
Phone: 212-478-3400
Fax: 212-478-3587

INVESTMENT AGREEMENT PROVIDER:
XL Asset Funding Company I LLC
20 N. Martingale Road, Suite 200
Schaumburg, IL 60173
Attention: Financial Administration Department
Phone: 847-517-2990
Fax: 203-569-5595

HOLDING COMPANY:
XL Life and Annuity Holding Company
20 N. Martingale Road
Suite 200
Schaumburg, IL 60173
Attention: Financial Administration Dept.
Phone: 847-517-2990
Fax: 847-517-2399

CUSTODIAN:
Mellon Bank, N.A.
One Mellon Bank Center
Pittsburgh, PA 15258
Attention: Client Services
Phone: 412-234-5000
Fax: 412-234-8725

or at such other address as any of the above may have furnished to the other parties in writing in a manner specified in this Section and any such notice or communications shall be deemed to have been given as of the third business day after the date so mailed or on the date hand delivered or delivered by overnight mail service, as the case may be, except with respect to the XLCA as to which date shall be deemed to have been given on the date received by the XLCA.

     Section 17. Amendment. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto.

     Section 18. Controlling Provisions. To the extent that any other term or provision hereof is contrary to or inconsistent with the terms or provisions of the Insurance Agreement, the terms and provisions of the Insurance Agreement shall control.

     Section 19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The execution of this Agreement by each of the parties hereto shall constitute a contract between them for the uses and purposes set forth, and this Agreement may be executed in any number of counterparts, with each executed counterpart constituting an original and all counterparts together constituting one agreement.

     Section 20. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

     Section 21. Limitation on Interest. No provision in this Agreement shall require the payment or permit the collection of interest in excess of the maximum rate by applicable law.

     Section 22. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

     Section 23. Consent to Jurisdiction.

          (a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY

OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

          (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

          (c) Each of the Provider Entities hereby irrevocably appoints and designates XLCA, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process, and agrees to maintain such person as such. Each of the Provider Entities agrees that service of such process upon such Person shall constitute personal service of such process upon it.

          (d) Nothing contained in this Agreement shall limit or affect XLCA’s right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Related Agreements against any of the Provider Entities or their property in the courts of any jurisdiction.

     Section 24. Consent of XLCA. In the event that XLCA’s consent is required hereunder, the determination whether to grant or withhold such consent shall be made by XLCA in its sole discretion without any implied duty towards any other Person, except as otherwise provided therein.

     Section 25. Trial by Jury Waived. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE RELATED DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE RELATED DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

     Section 26. Termination. Upon the payment in full of the all obligations of the Investment Agreement Provider to the XLCA under the Insurance Agreement and the termination of the Insurance Agreement and disbursement of the Collateral in full, this Agreement shall terminate.

     Section 27. Investment Management. The Investment Agreement Provider may effect any action required of it hereunder through one or more Portfolio Managers or on its own behalf of which it has given written notice (evidencing the written consent of XLCA) to the Collateral Agent specifying the duties which may be taken by such Portfolio Managers.

     Section 28. Definitions. Except as otherwise specifically defined herein or in the Insurance Agreement, unless the context clearly otherwise requires, the terms capitalized herein shall have the meanings ascribed thereto on Exhibit B hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

XL CAPITAL ASSURANCE INC., a New York
corporation

By: /s/ Thomas Randazzo
Name: Thomas Randazzo
Title: Senior Managing Director

XL ASSET FUNDING COMPANY I LLC, a
Delaware limited liability company

By: /s/ Frank Beardsley
Name: Frank Beardsley
Title: President

XL LIFE AND ANNUITY HOLDING
COMPANY, a Delaware corporation

By: /s/ Frank Beardsley
Name: Frank Beardsley
Title: President

MELLON BANK, N.A.

By: __________________________________
Name:
Title:

EXHIBIT A

VALUATION REQUIREMENTS

Assets - Securities

Value of the Deposited Assets shall be determined (i) with respect to securities constituting Cash Assets consisting of securities other than cash, the closing bid price for such securities as quoted by a nationally recognized pricing service, plus accrued interest through such date, and (ii) with respect to cash and cash proceeds of Cash Assets, the amount thereof. In the event that the Investment Agreement Provider is unable to obtain the price of any Cash Asset from such pricing services on any such date, the Value shall be as determined by the Investment Agreement Provider in the reasonable exercise of its discretion based on information furnished to the Investment Agreement Provider by one or more brokers (excluding the Investment Agreement Provider or its affiliates) in such Cash Asset may price such Cash Asset using a formula utilized by the Investment Agreement Provider for such purpose in the ordinary course of its business provided that if the requisite quotes are not available as aforementioned or if XLCA reasonably disputes any such quotes or value, the value shall be as determined by XLCA in good faith.

Assets - Swaps

Swaps used by XL Asset Funding will be reported using standard mark-to-market models for each transaction:

(1)	$-fixed/$-LIBOR interest-rate swaps:

Interest-rate swaps are marked-to-market using a discounted cash-flow approach to determine the present-value of the payments of the two sides of the swap. The yield curve used to determine the discount rates that are used for valuing $- fixed/$-LIBOR swaps is the US-$ swap curve as reported by Bloomberg Financial Markets or other equivalent, commercially available financial-market data-sources.

(2)	$-floating- index/$-LIBOR interest-rate swaps (basis swaps):

Interest-rate swaps are marked-to-market using a discounted cash-flow approach to determine the present-value of the payments of the two sides of the swap. The reference-yield curve used to determine the discount rates that are used for valuing $-floating-index/$-LIBOR swaps will be the reference-rate basis-swap curve as reported by Bloomberg Financial Markets or other equivalent, commercially available financial-market data-sources.

(3)	Currency Swaps:

Currency swaps are marked-to-market using a discounted cash-flow approach to determine the present-value of the payments of the two sides of the swap. The reference forward currency curve used for discounting purposes will be as reported by Bloomberg Financial Markets or other equivalent, commercially available financial-market data-sources.

(4)	Fixed-for-floating currency swaps:

Each transaction is first broken down into the interest rate and currency risk components or product categories (fixed pay, fixed receive or basis, and base currency exposure). The swaps are marked-to-market using a discounted cash- flow approach to determine the present-value of the payments of the two sides of the swap. Reference curves used for discounting purposes will be those reported by Bloomberg Financial Markets or other equivalent, commercially available financial-market data-sources.

XL Asset Funding Risk Management will utilize third party software to value its derivatives positions. Additionally, dealer marks will be obtained to validate software-calculated values. Both the Bloomberg information system and Derivative Solutions Fixed-Income System, or comparable valuation software, will be used for the mark-to-market valuation and potential exposure calculations. Direct data feeds from Bloomberg to Derivative Solutions Fixed-Income System will provide real time pricing capabilities. Monthly results will be saved under password protected files that are backed-up nightly.

Qualified Investment Agreements (QIAs)

Value of Qualified Investment Agreements shall be determined as follows:

Valuation of Qualified Investment Agreements (QIAs) at their fair market value:

(1)	QIAs with $-floating interest crediting rates where the reference rate is based on a US$ LIBOR interest rate:

The fair market value of each floating, LIBOR based QIA contract is the amount invested plus accrued unpaid earnings thereon.

(2)	QIAs with $-floating interest crediting rates where the reference rate is a rate that is not a US$ LIBOR interest rate:

The Investment Agreement Provider, on the original pricing date of the contract, will determine the spread to the $-LIBOR/Reference-Rate-Basis-Swap curve such that when discounting using the swap curve +/- this spread the present value of all future expected principal and interest payments is equal to the present value of all expected deposits under the QIA. This spread is the Discounting Spread of the QIA and will be used to adjust the $-LIBOR/ Reference-Rate-Basis-Swap curve up or down for discounting purposes in the determination of the fair market value of this QIA on all future valuation dates.

The fair market value of each QIA contract is the present value of all expected future principal and interest payments of the QIA as determined by discounting these flows. Discounting is done for each contract by using the $-LIBOR/

Reference-Rate-Basis-Swap curve for the valuation date +/- the Discounting Spread of the QIA.

(3)	QIAs with $-fixed interest crediting rates:

The Investment Agreement Provider, on the original pricing date of the contract, will determine the spread to the LIBOR/Swap curve such that when discounting using the swap curve +/- this spread the present value of all future expected principal and interest payments is equal to the present value of all expected deposits under the QIA. This spread is the Discounting Spread of the QIA and will be used to adjust the LIBOR/Swap curve up or down for discounting purposes in the determination of the fair market value of this QIA on all future valuation dates.

The fair market value of each fixed-rate QIA contract is the present value of all expected future principal and interest payments of the QIA as determined by discounting these flows. Discounting is done for each contract by using the LIBOR/Swap curve for the valuation date +/- the Discounting Spread of the QIA.

(4)	QIAs with non-$, LIBOR floating interest crediting rates:

The fair market value of each floating, non-$, LIBOR based QIA contract is the amount invested plus accrued unpaid earnings thereon converted to a $-basis by multiplying by the appropriate currency conversion factor for the valuation date.

(5)	QIAs with non-$-floating interest crediting rates where the reference rate is a rate that is not a LIBOR interest rate:

The Investment Agreement Provider, on the original pricing date of the contract, will determine the spread to the non-$-LIBOR/Reference-Rate-Basis-Swap curve, in the base currency of the QIA crediting rate, such that when discounting using the swap curve +/- this spread the present value of all future expected principal and interest payments is equal to the present value of all expected deposits under the QIA. This spread is the Discounting Spread of the QIA and will be used to adjust the non-$-LIBOR/ Reference-Rate-Basis-Swap curve up or down for discounting purposes in the determination of the fair market value of this QIA on all future valuation dates.

The fair market value of each QIA contract is the present value of all expected future principal and interest payments of the QIA as determined by discounting these flows. Discounting is done for each contract by using the non-$-LIBOR/ Reference-Rate-Basis-Swap curve for the valuation date +/- the Discounting Spread of the QIA. This discounted value is then converted to a $-basis by multiplying by the appropriate currency conversion factor for the valuation date.

(6)	QIAs with non-$-fixed interest crediting rates:

The Investment Agreement Provider, on the original pricing date of the contract, will determine the spread to the non-$-LIBOR/Swap curve, in the base currency of the QIA crediting rate, such that when discounting using the swap curve +/- this spread the present value of all future expected principal and interest payments is equal to the present value of all expected deposits under the QIA. This spread is the Discounting Spread of the QIA and will be used to adjust the non-$-LIBOR/Swap curve up or down for discounting purposes in the determination of the fair market value of this QIA on all future valuation dates.

The fair market value of each fixed-rate QIA contract is the present value of all expected future principal and interest payments of the QIA as determined by discounting these flows. Discounting is done for each contract by using the non-$-LIBOR/Swap curve for the valuation date +/- the Discounting Spread of the QIA. This discounted value is then converted to a $-basis by multiplying by the appropriate currency conversion factor for the valuation date.

Required Collateral Amount

The Required Collateral Amount shall be calculated by multiplying (1) the value of all Qualified Investment Contracts by (2) one plus the Over Collateralization Percentage.

EXHIBIT B

ADDITIONAL DEFINITIONS

      “Collateral” shall have the meaning given that term in Section 13.

     “Collateral Shortfall” means, as of any Valuation Date, the amount by which the Value of the Collateral is less than the Required Collateral Amount.

      “Control” shall have the meaning given that term in Section 8-106 of the UCC.

     “Deposited Assets” means all Cash Assets held in the Collateral Account including all earnings thereon. Deposited Assets shall be considered delivered and held hereunder, the case of Deposited Assets (i) the ownership of which is transferred by possession of a physical certificate, upon delivery to the Collateral Agent, for deposit by the Collateral Agent hereunder, in suitable form for delivery and transfer, accompanied by duly executed instruments of transfer or assignment in blank and accompanied by any required transfer tax stamps, (ii) the ownership of which is recorded in book-entry form by The Depository Trust Company, the Participants Trust Company and any other clearing corporation within the meaning of the UCC, delivery to an account of the Collateral Agent hereunder, for deposit by the Collateral Agent hereunder in the clearing system established by The Depository Trust Company, the Participants Trust Company and any other clearing corporation within the meaning of the UCC or, (iii) the ownership of which is recorded in book-entry form by The Federal Reserve Bank, (A) delivery of Deposited Assets, free and clear of all Liens (other than the Lien created by this Agreement) to an account of the Collateral Agent with The Federal Reserve Bank for deposit by the Collateral Agent hereunder and (B) notification from The Federal Reserve Bank that it holds such Deposited Assets for the account of and in the name of the Collateral Agent, and (iv) with respect to other Deposited Assets, when such Deposited Assets are deposited in the Collateral Account.

     Any Deposited Asset shall be considered deposited to the Collateral Account when it (i) is shown on the pertinent books and records of the Collateral Agent as being held as follows: “Mellon Bank, N.A., as custodian for XL Asset Funding Company I LLC, XL Capital Assurance Inc. as Secured Party.” or (ii) the Investment Agreement Provider otherwise has a security entitlement with respect to such Collateral relating to the Collateral Account. The Collateral Agent shall send to XLCA and the Investment Agreement Provider written or electronic confirmation of such delivery (whether by deposit, transfer, issuance, registration or book-entry) clearly identifying the Collateral by type, issuer, numbers, amounts, maturities and other descriptions customary in the custodial industry, as soon as practicable after the deposit to the Collateral Account.

     “Eligible Investments” means any investment permitted under the investment guidelines attached as Appendix III to the Insurance Agreement; provided that, with respect to Required Third Party Collateral, Eligible Investments means only the types of investments permitted by the related Qualified Investment Agreement.

      “Insurance Agreement” shall have the meaning set forth in the recitals hereto.

     “Monthly Distribution Date” means the Business Day following the day on which transfers required and permitted by Section 10 have been completed with respect to any Monthly Valuation Report.

      “Monthly Valuation Date” means the last Business Day of each month.

      “Monthly Valuation Report” shall have the meaning set forth in Section 10(a) hereof.

     “Non-Performing Asset” means 1) Securities and/or short-term investments in material default; (2) Securities that have a rating that has fallen below either BBB- by S&P or Fitch or below Baa3 by Moody’s and have remained below either of these levels for 90 or more days; provided, however, that for purposes of Article 69 compliance this grade period shall be ignored; (3) Short term investments that have a rating that has fallen below either A-2 by S&P or below P-2 by Moody’s and have remained below either one of these levels for 90 or more days; (4) Securities that have a rating that has fallen below either BB- by S&P or Fitch or below Ba3 by Moody’s; and (5) Short term investments that have a rating that has fallen below either A-3 by S&P or below P-3 by Moody’s.

     “Notice of Distribution” means a written notice delivered to XLCA setting forth the amount to be distributed to the Holding Company from the Operating Account on a specified date.

     “Over Collateralization Percentage” means the greater or (i) the risk-capital charge applicable to the Investment Agreement Provider as determined under Standard and Poor’s Financial Product Company model, or (ii) the risk-capital charge applicable to the Investment Agreement Provider as determined under Moody’s Economic Capital Model for Financial Guarantors ALM activities.

     “Permitted Fees and Expenses” means fees and expenses incurred by the Investment Agreement Provider or reimbursable by the Investment Agreement Provider and approved by XLCA. In addition to other items specifically approved by XLCA in writing, fees and expenses listed on Exhibit C hereto shall be treated as approved by XLCA.

     “Required Collateral Amount” means, as of any Valuation Date, an amount equal to one (1) plus the Over-Collateralization Percentage multiplied by the Value of the Qualified Investment Agreements.

     “Required Over Collateralization Deposit” means as of the Valuation Date the amount that the Holding Company is required to deposit in the Collateral Account in order to reduce the Collateral Shortfall to $0, which amount shall equal the Collateral Shortfall minus the Value of Deposited Assets transferred from the Operating Account on the Valuation Date.

     “Securities Account Control Agreement” shall mean that certain Securities Account Control Agreement by an among XLCA, the Investment Agreement Provider and Mellon Bank, N.A., as securities intermediary, dated as of July 20, 2006, as the same may be amended, modified and supplemented from time to time.

     “Special Valuation Date” means a date other than a Monthly Valuation Date on which Value of Cash Assets and liabilities are required to be determined in accordance with Section 10 (a)(ii) hereof.

     “Special Valuation Report” shall have the meaning set forth in Section 10(a)(ii) hereof.

     “Uniform Commercial Code” or “UCC” means the New York Uniform Commercial Code as the same is in effect, as amended from time to time.

     “United States Currency” means currency which is the legal tender in the United States of America (i.e., U.S. dollars).

      “Value” means:

     (i) in the case of any Cash Asset, the fair market value thereof, determined in accordance with the methodology set forth on Exhibit A hereto.

     (ii) in the case of only Qualified Investment Agreement, the fair market value thereof, determined by discounting the amount invested plus accrued unpaid earnings thereon on such date using the LIBOR swap curve in accordance with the methodology set forth on Exhibit A hereto.

      “Valuation Date” means a Monthly Valuation Date or a Special Valuation Date.

      “Valuation Report” means a Monthly Valuation Report or a Special Valuation Report.

EXHIBIT C

PERMITTED FEES AND EXPENSES

Acquisition costs	Acquisition Costs	542010 - Acquisition Costs - External
Acquisition Costs Total
Acquisition costs Total
Allocated	Non Europe Segment Allocations	638150 - Allocated Admin Expense
Non Europe Segment Allocations Total
	Seg reclass from operating exp	600100 - Legal fee exp reclass-acqn exp
604200 - Consulting fee reclass-acqnexp
629500 - Travel exp reclass-acqn exp
633500 - Marketing exp reclass-acqn exp
Seg reclass from operating exp Total
	US Allocations	670030 - Allocated Corp Finance
670070 - Allocated It
670140 - Allocated Facilities
670210 - Allocated Legal
670290 - Allocated segment management
US Allocations Total
Allocated Total
Operating expenses	Annual Fees	614010 - Annual Fees
614040 - Boards & Bureaus
Annual Fees Total
	Asset Expenses	653040 - Depreciation - Computer
Asset Expenses Total
	Audit Fees	608010 - Audit Fees
Audit Fees Total
	Communications	617013 - Communications- Service
Communications Total
	CommunicationsCommunications	617011 - Communications- Service
CommunicationsCommunications Total
	Compensation	621010 - Salaries
621030 - Bonuses
621036 - Annual Bonus accrual
621037 - Special bonus Payment
621040 - Health Plan
621095 - Payroll tax
621190 - 401K Contribution
621240 - Car Maintenance
621265 - Executive LTIP Cash Award
621269 - Deferred Cash Accrual
621270 - Deferred Compensation Exp
621273 - Deferred Bonus
621310 - Employee Stock Grants
621345 - Severance
Compensation Total
	Computer Expenses	649030 - Computer Maintenance- Software
Computer Expenses Total

C-1

	Consulting Fees	604010 - Consulting Fees
Consulting Fees Total
	Legal Fees	600010 - Legal Fees
Legal Fees Total
	Marketing	633010 - Seminars & Conferences
633020 - Marketing Advertising
633040 - Marketing Material
Marketing Total
	Office Expense	657010 - Office Expenses
657030 - Office Insurance
657050 - Office Upkeep & Maintenance
657060 - Office Supplies & Equipment
657061 - Printing and stationary
657062 - Subscriptions and Publications
657063 - Courier Service and Postage
657090 - Supplied Food
657105 - Office Equip Rental & Maint,
Office Expense Total
	Other Expenses	637082 - Insurance Coverage - Internal
637520 - Miscellaneous taxes
Other Expenses Total
	Other Staff Expenses	625010 - Temporary Staff
625020 - Training/Education
625040 - Advertisement & Recruitment
Other Staff Expenses Total
	Rental, Rates & Services	659010 - Office Rent
Rental, Rates & Services Total
	Travel & Entertainment	629020 - Travel - Flights International
629025 - Travel-Trains International
629040 - Travel-Hotel
629060 - Travel-Meals
629075 - Travel - Mileage/Petrol Costs
629080 - Travel-Taxi/Car Rental
629100 - Staff Entertain & Subsistence
629110 - Entertainment Local
Travel & Entertainment Total
Operating expenses Total

Taxes	US Taxes	686010 - State Income Taxes
686050 - Fed Inc Tax - Current Pay
686060 - Fed Inc Tax - Defd Temp Diff
US Taxes Total
Taxes Total

C-2